Exhibit 99.1

Pegasystems Announces Financial Results for First Quarter of 2015

Exceeds Revenue Targets and Builds Backlog in a Strong Start to 2015

CAMBRIDGE, Mass. – May 6, 2015 – Pegasystems Inc. (NASDAQ: PEGA), the software company empowering the world’s leading enterprises with strategic business applications, today announced results for its first quarter ended March 31, 2015.

“We’re very pleased with this strong start to 2015,” said Alan Trefler, Founder and CEO of Pegasystems. “While first-quarters have often required us to consume backlog to achieve our license goals, this quarter’s sales performance yielded both strong license revenue and increased backlog. Our Strategic Applications are being well received by an increasing set of clients, and our unified platform, once again lauded this quarter by leading industry analysts, continues as a powerful competitive differentiator.”

SELECTED GAAP & NON-GAAP RESULTS (1)

	Three Months Ended March 31,				% Increase (Decrease)
	2015 GAAP	2015 Non-GAAP	2014 GAAP	2014 Non-GAAP
($ in ‘000s)					GAAP	Non-GAAP
Total Revenue	$153,918	$153,918	$140,464	$142,223	10%	8%
License Revenue	$57,975	$57,975	$52,614	$53,136	10%	9%
Cloud Revenue	$6,177	$6,177	$3,858	$4,246	60%	45%
Net Income	$5,935	$10,186	$9,765	$15,706	(39%)	(35%)
Diluted Earnings per share	$0.08	$0.13	$0.12	$0.20	(33%)	(35%)

(1)	See a reconciliation of our GAAP to Non-GAAP measures contained in the financial schedules at the end of this release.

Cash: Total cash, cash equivalents, and marketable securities at March 31, 2015 was $225.4 million, up 7% from 2014 year-end.

Cash generated from operations for the quarter was $27.5 million. Free Cash Flow, which we define as operating cash flow less Cap Ex, was $24.2 million for the quarter.

License and Cloud Backlog: The Company computes license and cloud backlog by adding billed deferred license and cloud revenue and off-balance sheet license and cloud commitments, which is business that is contracted, unbilled, and not recorded on the Company’s balance sheet.

License and Cloud Backlog (1)

	March 31,
($ in millions)	2015	2014	% Increase
Total billed deferred license and cloud revenue	79.6	62.7	27%
Total off-balance sheet license and cloud commitments(2)	294.4	270.2	9%
TOTAL LICENSE AND CLOUD BACKLOG	374.0	332.9	12%

(1)	See historical quarterly license backlog amounts including cloud in a separate schedule at the end of this release.
(2)	See the “Future Cash Receipts from License and Cloud Arrangements” table on page 23 of the Quarterly Report on Form 10-Q for the period ending March 31, 2015.

“Q1 was a strong start to 2015, with license and cloud revenue growth as well as a significant build in backlog,” said Rafe Brown, Pegasystems CFO. “This fast start to the year, coupled with our strategy to expand the number of clients we serve and the product enhancements we will be announcing at Pegaworld, is truly exciting. Pega’s approach to delivering strategic applications to the enterprise is setting Pega apart from the competition.”

Quarterly Conference Call

Pegasystems will host a conference call and live Webcast associated with this announcement at 5:00 p.m. EDT today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Website at www.pega.com/about/investors. Dial-in information is as follows: 1-877-407-3982 (domestic) or 1-201-493-6780 (international). To listen to the Webcast, log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Earnings Call Archive link.

Discussion of Non-GAAP Financial Measures

To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of acquired intangibles, acquisition-related expenses, and the benefit associated with favorable settlements of certain indemnification claims and indirect tax liabilities. The Company believes that these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services, insurance, healthcare, and communications markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our time and materials professional services arrangements, the inherent risks associated with international operations and the continued weakness in international economies, foreign currency exchange rates, the financial impact of the Company’s past acquisitions and any future acquisitions, and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other recent filings with the Securities and Exchange Commission. These documents are available on the Company’s website at http://www.pega.com/about/investors. The forward-looking statements contained in this press release represent the Company’s views as of May 6, 2015. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, except as required by applicable law, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to May 6, 2015.

About Pegasystems

Pegasystems (NASDAQ: PEGA) develops strategic applications for sales, marketing, service, and operations. Pega’s applications streamline critical business operations, connect enterprises to their customers seamlessly in real-time across channels, and adapt to meet rapidly changing requirements. Pega’s Global 2000 customers include many of world’s most sophisticated and successful enterprises. Pega’s applications, available in the cloud or on-premises, are built on its unified Pega 7 platform, which uses visual tools to easily extend and change applications to meet clients’ strategic business needs. Pega’s clients report that Pega gives them the fastest time to value, extremely rapid deployment, efficient re-use, and global scale. For more information, please visit us at www.pega.com.

Press Contacts:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Sheila Ennis

ICR for Pegasystems

sheila.ennis@icrinc.com

617-866-6077

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenue:
Software license	$57,975	$52,614
Maintenance	48,752	44,881
Services	47,191	42,969

Total revenue	153,918	140,464

Cost of revenue:
Software license	1,076	1,579
Maintenance	5,180	4,664
Services	43,803	39,670

Total cost of revenue (1)	50,059	45,913

Gross profit	103,859	94,551

Operating expenses:
Selling and marketing	55,735	45,807
Research and development	29,844	24,609
General and administrative	6,345	9,302
Acquisition-related	26	206

Total operating expenses (1)	91,950	79,924

Income from operations	11,909	14,627
Foreign currency transaction (loss) gain	(2,962)	322
Interest income, net	313	124
Other income (expense), net	—	(532)

Income before provision for income taxes	9,260	14,541
Provision for income taxes	3,325	4,776

Net income	$5,935	$9,765

Earnings per share :
Basic	$0.08	$0.13

Diluted	$0.08	$0.12

Weighted-average number of common shares outstanding:
Basic	76,401	76,298
Diluted	78,592	78,661

Dividends declared per share	$0.03	$0.015

(1) Includes stock-based compensation as follows:
Cost of revenue	$1,953	$1,011
Operating expenses	$4,316	$2,284

PEGASYSTEMS INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended March 31,						% Increase (Decrease)
	2015 GAAP	Adj.	2015 Non-GAAP	2014 GAAP	Adj.	2014 Non-GAAP	GAAP		Non-GAAP
TOTAL REVENUE	$153,918	$—	$153,918	$140,464	$1,759	$142,223	10%		8%
Software license	57,975	—	57,975	52,614	522	53,136	10%		9%
Maintenance	48,752	—	48,752	44,881	222	45,103	9%		8%
Services	47,191	—	47,191	42,969	1,015	43,984	10%		7%

TOTAL COST OF REVENUE	$50,059	$(3,221)	$46,838	$45,913	$(2,851)	$43,062	9%		9%
Amortization of intangible assets (2)	1,343	(1,343)	—	1,840	(1,840)	—
Stock-based compensation	1,953	(1,953)	—	1,011	(1,011)	—
Indemnification claim and indirect tax settlements	(75)	75	—	—	—	—

GROSS MARGIN %	67%		70%	67%		70%	16 bp		(15	) bp

TOTAL OPERATING EXPENSES (3)	$91,950	$(2,282)	$89,668	$79,924	$(4,406)	$75,518	15%		19%
Amortization of intangible assets (2)	1,795	(1,795)	—	1,916	(1,916)	—
Stock-based compensation	4,316	(4,316)	—	2,284	(2,284)	—
Indemnification claim and indirect tax settlements	(3,855)	3,855	—	—	—	—
Acquisition-related	26	(26)	—	206	(206)	—

INCOME FROM OPERATIONS	$11,909	$5,503	$17,412	$14,627	$9,016	$23,643	(19%)		(26%)

OPERATING MARGIN %	8%		11%	10%		17%	(268	) bp	(531	) bp

INCOME TAX EFFECTS (4)	$3,325	$1,252	$4,577	$4,776	$3,075	$7,851	(30%)		(42%)

NET INCOME	$5,935	$4,251	$10,186	$9,765	$5,941	$15,706	(39%)		(35%)

DILUTED EARNINGS PER SHARE	$0.08	$0.05	$0.13	$0.12	$0.08	$0.20	(33%)		(35%)

DILUTED WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING	78,592	—	78,592	78,661	—	78,661	0%		0%

PEGASYSTEMS INC.

FOOTNOTES FOR RECONCILIATON OF

SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Financial Measures included earlier in this release and below. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Revenue: Business combination accounting rules require that we determine the fair value of the deferred revenue liability for contractual obligations assumed primarily from our acquisition of Antenna Software, Inc. and its subsidiaries (“Antenna”) in October 2013. In post-acquisition reporting periods, we recognize revenue for the fair value of these contracts, when all the revenue recognition criteria are satisfied, instead of the revenue that would have been recognized by Antenna as an independent company. We add back the effect of the deferred revenue fair value adjustment in non-GAAP revenue to reflect the full amount of these revenues to provide a more complete comparison of the revenue guidance to peer companies. No adjustments were made to revenue for the first quarter of 2015.

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expense: We have excluded stock-based compensation expense from our non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

Acquisition-related expenses: We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net earnings measures. We incurred direct and incremental expenses associated with the Antenna and 2014 acquisitions. These acquisition-related expenses were primarily professional fees to affect the acquisitions. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Indemnification claim and indirect tax settlements: We reached an agreement with the former shareholders of Antenna to release a portion of the funds held in escrow as security for their indemnification obligations to us in settlement of the outstanding indemnification claims. The settlement resulted in a benefit to cost of revenue and operating expenses in the current period. In addition, we favorably settled indirect tax liabilities related to the Antenna acquisition, which resulted in a benefit to operating expenses in the current period. We believe the benefit associated with the settlements of the Antenna indemnification claims and indirect tax liabilities is not representative of our ongoing business, and we have excluded the effects of these items from our non-GAAP operating results and net earnings measures.

(2)	Estimated future annual amortization expense related to intangible assets as of March 31, 2015 is as follows:

Remainder of 2015	$9,066
2016	11,517
2017	9,819
2018	8,819
2019 and thereafter	3,266

Total intangible assets subject to amortization	$42,487

(3)	Below is a reconciliation of non-GAAP operating expenses:

	Three Months Ended March 31,
(in ‘000s)	2015 GAAP	Adj.	2015 Non-GAAP	2014 GAAP	Adj.	2014 Non-GAAP
Selling and marketing	$55,735	$ (3,070)	$52,665	$45,807	$ (2,460)	$43,347
Amortization of intangible assets	1,531	(1,531)	—	1,496	(1,496)	—
Stock-based compensation	1,546	(1,546)	—	964	(964)	—
Indemnification claim and indirect tax settlements	(7)	7	—	—	—	—
Research and development	$29,844	$(1,426)	$28,418	$24,609	$(643)	$23,966
Stock-based compensation	1,866	(1,866)	—	643	(643)	—
Indemnification claim and indirect tax settlements	(440)	440	—	—	—	—
General and administrative	$6,345	$2,240	$8,585	$9,302	$(1,097)	$8,205
Amortization of intangible assets	264	(264)	—	420	(420)	—
Stock-based compensation	904	(904)	—	677	(677)	—
Indemnification claim and indirect tax settlements	(3,408)	3,408	—	—	—	—
Acquisition-related	$26	$(26)	$—	$206	$(206)	$—
TOTAL OPERATING EXPENSES	$91,950	$(2,282)	$89,668	$79,924	$(4,406)	$75,518

(4)	The GAAP income tax effects were calculated using an effective tax rate of 35.9% and 32.8% for the first quarter of 2015 and 2014, respectively. The non-GAAP income tax effects were calculated using an effective non-GAAP tax rate of 31.0% and 33.3% for the first quarter of 2015 and 2014, respectively.

The difference between our GAAP and non-GAAP effective tax rates in first quarter of 2015 primarily relates to the impact of higher non-GAAP income subjected to tax in lower tax rate jurisdictions. The difference between our GAAP and non-GAAP effective tax rates for the first quarter of 2014 primarily relates to the impact of higher non-GAAP income subjected to tax in higher tax rate jurisdictions.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	As of March 31, 2015	As of December 31, 2014
Current Assets:
Cash and cash equivalents	$127,480	$114,585
Marketable securities	97,877	96,631

Total cash, cash equivalents, and marketable securities	225,357	211,216
Trade accounts receivable, net	150,902	154,844
Deferred income taxes	12,950	12,974
Income taxes receivable	5,623	4,502
Other current assets	13,277	9,544

Total current assets	408,109	393,080
Property and equipment, net	31,135	30,156
Long-term deferred income taxes	69,208	69,258
Long-term other assets	3,087	2,783
Intangible assets, net	42,487	45,664
Goodwill	46,777	46,860

Total assets	$600,803	$587,801

Current liabilities:
Accounts payable	$6,408	$4,752
Accrued expenses	35,136	42,958
Accrued compensation and related expenses	30,642	47,250
Deferred revenue	170,476	134,672

Total current liabilities	242,662	229,632
Income taxes payable	24,825	24,896
Long-term deferred revenue	18,499	20,859
Other long-term liabilities	17,000	17,709

Total liabilities	302,986	293,096
Stockholders’ equity:	297,817	294,705

Total liabilities and stockholders’ equity	$600,803	$587,801

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$5,935	$9,765
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefits from equity awards and deferred income taxes	(825)	(927)
Depreciation, amortization, foreign currency transaction loss (gain), and other non-cash items	8,747	5,746
Stock-based compensation expense	6,269	3,295
Change in operating assets and liabilities, net	7,395	54,979

Cash provided by operating activities	27,521	72,858

Cash used in investing activities	(5,381)	(2,630)

Cash used in financing activities	(6,337)	(6,587)

Effect of exchange rates on cash and cash equivalents	(2,908)	458

Net increase in cash and cash equivalents	12,895	64,099
Cash and cash equivalents, beginning of period	114,585	80,231

Cash and cash equivalents, end of period	$127,480	$144,330

Pegasystems Inc.

Historical License and Cloud Backlog

(in thousands)

	2015 Q1	2014 Q4	2014 Q3	2014 Q2	2014 Q1	2013 Q4	2013 Q3	2013 Q2
Total billed deferred license and cloud revenue	79,639	63,048	68,561	54,938	62,741	64,267	34,644	37,312

Total off-balance sheet license and cloud commitments	294,412	301,409	265,309	298,658	270,243	283,099	248,403	246,821

TOTAL LICENSE AND CLOUD BACKLOG	$374,051	$364,457	$333,870	$353,596	$332,984	$347,366	$283,047	$284,133